PARK ELECTROCHEMICAL CORP.
                                                         NEWS RELEASE
Contact:  James W. Kelly                        48 South Service Road
                                                   Melville, NY 11747
                                                       (631) 465-3600

            PARK ELECTROCHEMICAL REPORTS FOURTH QUARTER AND
                          FISCAL YEAR RESULTS

MELVILLE, New York, May 8, 2006......Park Electrochemical Corp. (NYSE-
PKE) reported sales of $56,974,000 for the fourth quarter ended February 26, 2006 compared to sales of $51,212,000 for the fourth
quarter  of  last  year.   Park's sales for  the  fiscal  year  ended
February 26, 2006 were $222,251,000 compared to sales of $211,187,000 for the prior year.

Park reported net profit before special items of $10,943,000 for the fourth quarter ended February 26, 2006 compared to net profit of
$4,945,000 for last fiscal year's fourth quarter. In the fourth quarter ended February 26, 2006, the Company recorded a tax charge of $3,088,000 in connection with the repatriation of approximately $70 million of the accumulated earnings and profits of the Company's Nelco Products Pte. Ltd. subsidiary in Singapore and a pre-tax asset impairment charge of $2,280,000 related to the write-off of construction costs for the installation of an advanced high-speed treater at the Company's Neltec Europe SAS facility in Mirebeau, France. The treater, which was installed at the Neltec Europe facility when the business environment in Europe was more suited for such a treater, will be moved to the Company's manufacturing facility in Singapore. Accordingly, net earnings after special items were $5,745,000 for the fourth quarter ended February 26, 2006 compared to net earnings of $4,945,000 for last year's fourth quarter.

For the year ended February 26, 2006, Park reported net profit before special items of $31,620,000 compared to net profit before special items of $18,102,000 for the prior fiscal year. During the 2006 fiscal year, the Company recognized a tax benefit of $1,512,000 in the third quarter relating to the reversal of valuation allowances against deferred tax assets previously recorded in the United States and recorded a pre-tax charge of $889,000 in the first quarter for employment termination benefits related to the reduction in workforce at its Neltec Europe SAS subsidiary in Mirebeau, France. During the 2005 fiscal year, the Company recognized a $4,745,000 pre-tax gain related to insurance proceeds from the November 2002 accident at its Singapore facility and a $625,000 pre-tax charge for termination benefits related to workforce reductions at its North American and European operations. Accordingly, net earnings were $26,875,000 for the year ended February 26, 2006 compared to net earnings of $21,605,000 for the fiscal year ended February 27, 2005.

Park reported diluted earnings per share before special items of $0.54 for the fourth quarter ended February 26, 2006 compared to $0.25 for last year's fourth quarter. Diluted earnings per share for the quarter ended February 26, 2006, including the special items, were $0.28 per share, compared to diluted earnings per share of $0.25 for the quarter ended February 27, 2005. Diluted earnings per share, before special items, were $1.57 for the year ended February 26, 2006 compared to $0.90 for the year ended February 27, 2005. Including the special items, diluted earnings per share were $1.33 for the year ended February 26, 2006 compared to $1.08 for the year ended February 27, 2005.

Brian Shore, Park's President and CEO, said, "The markets for the Company's products were relatively healthy during our fourth quarter, and they continue to be relatively healthy through the date of this news release. We have reinvented Park into an Advanced Materials Company which is unified through its core capabilities in polymer chemistry formulation and coating technology and which finds diverse applications for those core capabilities through different products and in different markets."

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 818-5264.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Friday, May 12, 2006. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 4491099 or on the Company's website at www.parkelectro.com under the caption "Investor Conference Calls".

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles ("GAAP") financial measures, which include special items, such as the earnings repatriation tax charge, asset impairment charge, employment termination benefits charge and gain on the insurance settlement. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the company's operating performance, since the Company's on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-
GAAP   results  before  special  items  to  earnings  determined   in
accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Certain portions of this press release may be deemed to constitute forward looking statements that are subject to various factors which could cause actual results to differ materially from Park's expectations. Such factors include, but are not limited to, general conditions in the electronics industry, Park's competitive position, the status of Park's relationships with its customers, economic conditions in international markets, the cost and availability of utilities, and the various factors set forth under the caption "Factors That May Affect Future Results" after Item 7 of Park's
Annual Report on Form 10-K for the fiscal year ended February 27, 2005.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials and advanced composite materials principally for the telecommunications and internet infrastructure, high-end computing and aerospace markets. The Company's manufacturing facilities are located in Singapore, China, France, Connecticut, New York, Arizona and California. The Company's products are marketed and sold under the Nelcor, NelcoteT and Neltecr names.

Additional corporate information is available on the Company's website at www.parkelectro.com.


The performance table (in thousands, except per share amounts):

                                    13 weeks ended       52 weeks ended
                                    --------------       --------------
                                   2/26/06   2/27/05   2/26/06     2/27/05
                                   -------   -------   -------     -------
Sales                              $56,974   $51,212   $222,251   $211,187

Net Profit before Special Items    $10,943   $ 4,945   $ 31,620   $ 18,102
After-Tax Special Items              5,198        -       4,745      3,503
  Net Earnings                     $ 5,745   $ 4,945   $ 26,875   $ 21,605

Diluted Earnings Per Share:
  Net Profit before Special Items  $  0.54   $  0.25   $   1.57   $   0.90
  After-Tax Special Items            (0.26)       -       (0.24)       .18
  Net Earnings                        0.28      0.25       1.33       1.08

Diluted Weighted Average Shares
Outstanding                         20,291    20,058     20,210     20,075



The comparative balance sheets (in thousands):

                                                2/26/06        2/27/05
                                                -------        -------
     Assets
     ------
     Current Assets
        Cash and Marketable Securities          $199,652       $189,578
        Accounts Receivable, Net                  35,964         35,722
        Inventories                               15,022         15,418
        Other Current Assets                       3,023          2,944
                                                --------       --------

           Total Current Assets                  253,661        243,662

        Fixed Assets, Net                         63,251         54,370
        Other Assets                               3,281            398
                                                --------       --------
           Total Assets                         $311,312       $307,311
                                                ========       ========


     Liabilities and Stockholders' Equity
     ------------------------------------
     Current Liabilities
        Accounts Payable                        $ 13,259       $ 15,121
        Accrued Liabilities                       19,369         20,566

        Income Taxes Payable                      10,817          6,474
                                                --------       --------
          Total Current Liabilities               43,445         42,161

     Deferred Income Taxes                         5,193          5,042
     Liabilities from Discontinued Operations     17,251         17,251
                                                --------       --------
          Total Liabilities                       65,889         64,454

     Stockholders' Equity                        245,423        242,857
                                                --------       --------
          Total Liabilities and
          Shareholders' Equity                  $311,312       $307,311
                                                ========       ========

     Equity Per Share                             $12.20         $12.19
                                                  ======         ======




 Detailed operating information (in thousands):

                                     13 Weeks Ended           52 Weeks Ended
                                     --------------           --------------
                                   2/26/06     2/27/05      2/26/06      2/27/05
                                  ---------   ---------    ---------    --------
   Net  Sales                     $ 56,974    $ 51,212      $222,251    $211,187
   Cost of Sales                    41,290      40,932       167,650     167,937
     %                               72.5%       79.9%         75.4%       79.5%
   Gross Profit                     15,684      10,280        54,601      43,250
     %                               27.5%       20.1%         24.6%       20.5%
   Selling, General and
     Administrative Expenses         6,815       5,816        25,129      26,960
     %                               11.9%       11.4%         11.3%       12.8%
   Profit from Operations            8,869       4,464        29,472      16,290
     %                               15.6%        8.7%         13.3%        7.7%
   Other Income                      1,675         988         6,056       3,386
     %                                2.9%        1.9%          2.7%        1.6%
   Pre-Tax Operating Profit         10,544       5,452        35,528      19,676
     %                               18.5%       10.6%         16.0%        9.3%
   Income Tax Provision              (399)         507         3,908       1,574
     Effective Tax Rate              -3.8%        9.3%         11.0%        8.0%
   Net Profit before Special Items  10,943       4,945        31,620      18,102
     %                               19.2%        9.7%         14.2%        8.6%

 Special Items:
   Impairment Charge                 2,280          -          2,280          -
     %                                4.0%          -           1.0%          -
   Employment Termination Benefits
    Charges                          (170)          -            889         625
     %                                0.3%          -          -0.4%       -0.3%

   Insurance Gain                       -           -             -        4,745
     %                                  -           -             -         2.2%
   Income  Tax  Provision on
    Insurance  Gain                     -           -             -          617
     Effective Tax Rate                 -           -             -        15.0%

   Reversal of Valuation Allowance      -           -        (1,512)          -
       Effective Tax Rate                                     (4.3%)

   Income  Tax  Charge  on
    Repatriated  Earnings           3,088           -         3,088           -
     Effective Tax Rate             29.3%                      8.7%
   After-Tax Special Items          5,198           -         4,745        3,503
     %                               9.1%           -          2.1%         1.7%
 After Special Items:
    Earnings before Income Taxes    8,434        5,452       32,359       23,796
     %                              14.8%        10.6%        14.6%        11.3%
    Income Tax Provision (Benefit)  2,689          507        5,484        2,191
     Effective Tax Rate             31.9%         9.3%        16.9%         9.2%
   Net Earnings                     5,745        4,945       26,875       21,605
     %                              10.1%         9.7%        12.1%        10.2%

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